Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-168892 on Form S-8 of our report dated March 11, 2011, (December 2, 2011 as to Note 14), relating to the consolidated financial statements of GenMark Diagnostics, Inc. and subsidiaries (formerly Osmetech plc and subsidiaries), appearing in this Amendment No. 1 to the Annual Report on Form 10-K/A of GenMark Diagnostics, Inc. and subsidiaries (formerly Osmetech plc and subsidiaries) for the year ended December 31, 2010.

/s/    Deloitte & Touche LLP

San Diego, CA

December 2, 2011